Exhibit 99.3

ASIAN TRENDS MEDIA HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

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INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, DECEMBER 31, 2009	2

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2009	3

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	4

ASIAN TRENDS MEDIA HOLDINGS, INC.
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2009

	Asian Trends	GME	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$284	$41,028	$-		$41,312
Accounts receivable, net of allowance for doubtful accounts	-	38,017	-		38,017
Other receivables and deposits	114,410	1,436	-		115,846
Total current assets	114,694	80,481	-		195,175

PROPERTY, PLANT & EQUIPMENT, NET	69,174	8,147	-		77,321
TOTAL ASSETS	$183,868	$88,628	$-		$272,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$114,701	$28,204	$-		$142,905
Advances from shareholders	-	31,703	-		31,703
Accrued expenses and other payables	7,866	76,352	-		84,218
Total current liabilities	122,567	136,259	-		258,826
TOTAL LIABILITIES	122,567	136,259			258,826

STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, 225,000,000 shares authorized; 81,912,000 shares issued and outstanding as of December 31, 2009	81,912	26	22,122	(1)	104,060
Preferred stock, par value of $0.001, 5,000,000 shares authorized; 0 share issued and outstanding as of December 31, 2009	-	-	-		-
Additional paid in capital	651,678	-	(22,148)	(2)	629,530
Accumulated deficit	(672,289)	(47,657)	26	(3)	(719,920)
TOTAL STOCKHOLDERS’ EQUITY	61,301	(47,631)	-		13,670

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$183,868	$88,628	$-		$272,496

See accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements

ASIAN TRENDS MEDIA HOLDINGS, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009

	Asian Trends	GME	Adjustments	Pro Forma

REVENUE	$2,471	$766,753	$-	$769,224

COST OF SALES	(34,529)	(394,862)	-	(429,391)

GROSS (LOSS) PROFIT	(32,058)	371,891	-	339,833

EXPENSES
General & administrative	379,135	411,411	-	790,546

TOTAL OPERATING EXPENSES	379,135	411,411	-	790,546

OPERATING LOSS	(411,193)	(39,520)	-	(450,713)

LOSS BEFORE TAXES	(411,193)	(39,520)	-	(450,713)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(411,193)	$(39,520)	$-	$(450,713)

OTHER COMPREHENSIVE INCOME	-	7	-	7

COMPREHENSIVE LOSS	$(411,193)	$(39,513)	$-	$(450,706)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.01)			$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	81,912,000			104,059,810

See accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements

NOTE 1   BASIS OF PRESENTATION

On June 25, 2010, Asian Trends Media Holdings, Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”) with Global Mania Empire Management Ltd., a Hong Kong company engaging in projects and artistes management (“GME”) and the owners and shareholders of GME.  According to the terms of the Agreement, the Company acquired 100% ownership of Global by issuing 22,147,810 shares of its common stock to the owners of GME.  The transaction was closed on August 31, 2010.

NOTE 2   PRO-FORMA FINANCIAL STATEMENTS

The Company acquired 100% ownership of GME. The accompanying unaudited pro forma combined financial statements are based upon the historical consolidated balance sheets and consolidated statements of operations of the Company and GME. The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on January 1, 2009. The unaudited pro forma combined financial statements of operations for the period ended December 31, 2009 have been prepared as if the acquisition had occurred on January 1, 2009. The statements are based on accounting for business acquisition, whereby the Company will be the surviving corporate entity and GME is a wholly subsidiary of the Company.

NOTE 3   PRO-FORMA ADJUSTMENTS

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)

Net effect of increase in common stock as a result of issuing shares for acquisition and elimination of share capital of GME

(2)

Net effect of reduction in additional paid in capital as a result of issuance of shares for acquisition, elimination of share capital and accumulated loss of GME

(3)

Net effect of eliminating the accumulated loss of GME and the immediate write off of the difference between the cost of investment against the net asset value (deficit) of GME

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